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                                                                    Exhibit 10.6


                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective as of the 30th day of January 2002, by and between TELKONET COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and J. GREGORY FOWLER (the "Executive").

                               W I T N E S S E T H

WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree as follows:

1.       EMPLOYMENT.
         -----------

         The Company hereby employs the Executive as its Chief Executive Officer and the Executive hereby accepts such employment, on the terms and subject to the conditions hereinafter set forth.

2.       TERM.
         -----

         Subject to the provisions for the termination of this Agreement as provided for herein, the term of this Employment Agreement shall commence on the date hereof and shall continue through January 30th, 2005 (the "Base Term") and shall automatically be extended for an additional one year (each a "Renewal Year") at the end of the Base Term and each Renewal Term unless on or before the sixtieth (60th) day prior to the end of the Base Term or a Renewal Term, either party gives to the other party written notice of termination of this Employment Agreement, in which case this Employment Agreement shall terminate upon the completion of the then applicable employment period.

3.       POSITION AND DUTIES.
         --------------------

         (a) The Executive shall serve as the Chief Executive Officer of the Company. The Executive's exact duties and the scope of his authority without obtaining Board of Director approval shall be set forth in a separate writing, and attached hereto as Exhibit A. The duties and scope of authority may be changed by the Board of Directors from time to time in the exercise of its reasonable business judgment. The Executive shall be entitled to the full protection of applicable indemnification provisions of the certificate of incorporation, bylaws of the Company and the corporate law of Delaware, as the same may be amended from time to time, for his service as a director, officer and employee of the Company or any subsidiary of the Company or for services performed for any fringe benefit program of the Company. Such indemnification shall include all permissive provisions including advancement of payment.

         (b) The Executive shall have the right to terminate his employment with the Company but such termination shall not be considered a voluntary resignation or termination of such employment or of this Employment Agreement by the Executive but rather a discharge of the Executive by the Company without "cause" (as defined in 6(A)(ii)). This shall apply in the following conditions:



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                  (i)      the Executive is required to relocate from his
                           current residence in Charlotte, NC;

                  (ii) there occurs a material breach by the Company of any of its obligations under this Employment Agreement (other than those specified in this Section 3(b)) that has not been cured in all material respects within ten (10) days after the Executive gives notice thereof to the Company;

                  (iii) there occurs a "change in control" (as hereinafter defined) of the Company; or

                  (iv) the Executive has not been paid for a cumulative sixty (60) day period without Executive's written consent in excess of the period of nonpayment for similar Executives.

         (c) The term "change in control" means the first to occur of the following events:

                  (i) any person or group of commonly controlled persons who are not currently stockholders, acquires, directly or indirectly, thirty percent (30%) or more of the voting control or value of the equity interests in the Company; or

                  (ii) the shareholders of the Company approve an agreement to merge or consolidate with another corporation or other entity resulting (whether separately or in connection with a series of transactions) in a change in ownership of twenty percent (20%) or more of the voting control or value of the equity interests in the Company, or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including, without limitation, a plan of liquidation or dissolution), or otherwise approve of a fundamental alteration in the nature of the Company's business.

4.       COMPENSATION.
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         During the term of this Employment Agreement, the Company shall pay or provide, as the case may be, to the Executive the compensation and other benefits and rights set forth in this Paragraph 4.

         (a) The Company shall pay to the Executive a base salary payable in accordance with the Company's usual pay practices (and in any event no less frequently than monthly) at the rate of One Hundred Thirty Thousand Dollars ($130,000) per annum, which may be increased (but not decreased) from time to time based upon the performance of the Company and the Executive. Currently, this amount is payable bi-weekly.

         (b) The Executive shall receive options to purchase 650,000 shares of common stock from the Employee Stock Option plan at the exercise price of $1.00 per share. The first 50,000 shares are immediately vested upon the execution of the Employment Agreement and the remaining 600,000 shares vest ratably at 50,000 shares per consecutive calendar quarter from the date of the Employment Agreement.

         (c) The Company may pay to the Executive bonus compensation for each calendar or fiscal year of the Company, not later than ninety (90) days following the end of each year or the termination of his employment, as the case may be, prorated on a per diem basis for partial calendar or fiscal years. It is acknowledged that these bonuses may be based in part on the Executive's performance and in part on the Company's performance.



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         (d)      During the Base Term of this Agreement and any Renewal Term, the Company shall maintain in full force and effect, and the Executive shall be entitled to participate in, all of the Company's employee benefit plan and arrangements in effect on the date hereof in at least the same manner and capacity as the officers and key management employees of the Company. This does not include life insurance or disability insurance if the cost of coverage is substantially in excess of the average cost for someone of the same age. The Company shall not make any changes in such plans and arrangements which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all officers and key management employees of the Company. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement made available by the Company in the future to its officers and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements as long as the cost of coverage is not substantially in excess of the average cost of someone of the same age. Nothing paid to the Executive under any plan or arrangement presently in effect or made available to the Executive in the future shall be deemed to be in lieu of any amounts payable to the Executive pursuant to this Section 4.

         (e) The Company shall reimburse the Executive or provide him with an expense allowance during the term of this Employment Agreement for travel, entertainment and other expenses reasonable and necessarily incurred by the Executive in connection with the Company's business. The Executive shall furnish such documentation with respect to reimbursements or allowances to be made hereunder as the Company shall reasonably request. Depending on the individual's exact duties, a company owned vehicle may be provided.

         (f) Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options awarded to the Executive under the ESOP and not previously exercised and vested shall become fully exercisable and vested no later than the date of such dissolution, merger or consolidation, and the Executive shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Executive's Options in whole or in part, but only to the extent that such Options are otherwise exercisable under the terms of the Plan.

5.       PAYMENT IN THE EVENT OF DISABILITY.
         -----------------------------------

         (a) In the event of the Executive's "permanent disability" (as hereinafter defined) during the term of this Employment Agreement, for a period of 6 months after determination of a permanent disability years the Company shall pay to the Executive an annual amount equal to the Executive's then effective per annum rate of salary, as determined under Paragraph 4(a). The Company, to the extent prudent, shall insure against disability through an insurance company. Such coverage shall contain a benefit for total, as well as partial and residual, disabilities and shall be in addition to the payment obligation contained in this Paragraph 5(a). The Company shall review and revise the amount of coverage not less than annually in accordance with the prior year's total cash compensation as soon as the amount of cash compensation, including all cash bonuses, can be calculated.


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         (b)      For purposes of this Employment Agreement, the Executive's
                  "permanent disability" shall be deemed to have occurred after one hundred twenty (120) days in the aggregate during any consecutive twelve (12) month period, or after ninety (90) consecutive days, during which one hundred twenty (120) or ninety (90) days, as the case may be, the Executive, by reason of his physical or mental disability or illness, shall have been unable to substantially discharge his duties under this Employment Agreement. The date of permanent disability shall be such one hundred twentieth (120th) or ninetieth (90th) day, as the case may be. In the event either the Company or the Executive, after receipt of notice of the Executive's permanent disability from the other, dispute that the Executive's permanent disability shall have occurred, the Executive shall promptly submit to a physical examination by the chief of medicine of any major accredited hospital and, unless such physician shall issue his written statement to the effect that in his opinion, based on his diagnosis, the Executive is capable of resuming his employment and devoting his full time and energy to discharging his duties within thirty (30) days after the date of such statement, such permanent disability shall be deemed to have occurred. In lieu of any such examination, a determination by the disability insurance carrier for the Company shall suffice.

6.       TERMINATION.
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         (A)      The employment of the Executive under this Employment
                  Agreement, and the terms hereof, may be terminated by the
                  Company:

                  (i) on the death or permanent disability of the Executive (as defined in Paragraph 4(b)), or;

                  (ii) for cause at any time by action of the Board. For purposes hereof, the term "cause" shall mean:

                           (a) The Executive's fraud, commission of a felony or of an act or series of acts which result in material injury to the business reputation of the Company, commission of an act or series of repeated acts of dishonesty which are materially inimical to the best interests of the Company, or the Executive's willful and repeated failure to perform his lawful duties under this Employment Agreement, which failure has not been cured within fifteen (15) days after the Company gives notice thereof to the Executive, provided, however, that the Executive shall not be entitled to any more than two notice cure opportunities during each fiscal year of the Company; or

                           (b) The Executive's material breach of any material provision of this Employment Agreement not involving performance of his duties, which breach has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Executive shall not be entitled to any more than two weeks notice cure opportunities during each fiscal year of the Company.

                  Upon any termination of this Employment Agreement, the Executive shall be deemed to have resigned from all offices held by the Executive in the Company.


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         (B)      In the event of a termination claimed by the Company to be for
                  "cause" pursuant to Paragraph 6(a)(ii), the Executive shall have the right to have the justification for said termination determined forthwith by arbitration. In order to exercise such right, the Executive shall serve on the Company within thirty
                  (30) days after termination a written request for arbitration. The Company immediately shall request the appointment of an arbitrator by the American Arbitration Association and thereafter the question of "cause" shall be determined under the rules of the American Arbitration Association, and the decision of the arbitrator or arbitrators shall be final and binding on both parties. The parties shall use all reasonable efforts to facilitate and expedite the arbitration and shall act to cause the arbitration to be completed as promptly as possible. Expenses of the arbitration shall be borne equally by the parties, unless apportioned otherwise by the arbitrators.

         (C) In the event of termination for any of the reasons set forth in subparagraph (A)(i) or (A)(ii) of this Paragraph 6, or if the Executive terminates his employment, unless as under subparagraph 3b, the Executive shall be entitled to no further compensation or other benefits under this Employment Agreement, except as to that portion of any unpaid salary and other benefits accrued and earned by him hereunder up to and including the effective date of such termination. If the Company terminates the Executive's employment other than pursuant to subparagraph 6(A)(i) or 6(A)(ii) or if the Executive terminates his employment pursuant to subparagraph 3(b), all of the compensation and benefits payable to the Executive pursuant to this Employment Agreement shall be paid to the Executive for a period of eighteen (18) months following the date of such termination (the "Severance Period"). For purposes of this Paragraph 6(C), with respect to any benefits payable to the Executive following termination, the Company may elect to (i) pay to the Executive in cash an amount equivalent to the value of the benefits to be paid for the duration of the Severance Period; or (ii) continue to provide benefits to the Executive for the duration of the Severance Period. If there occurs a change of control, or take over, of the Company and the acquiring or controlling entity terminates the Executive, then the Executive shall be paid for a period of thirty-six (36) months following the date of such termination (the "Severance Period"), including all of the compensation and other benefits payable to the Executive pursuant to this Employment Agreement.

7.       NON-COMPETITION AND CONFIDENTIALITY.
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         The Executive acknowledges the Company's reliance and expectation of the Executive's continued commitment to performance of his duties and responsibilities during the term of this Employment Agreement. In light of such reliance and expectation on the part of the Company, the Executive hereby agrees to be bound by the terms of the Non-Competition and Confidentiality Agreement, of even date herewith, a copy of the form of which is attached hereto and made a part hereof as Exhibit B.

8.       MISCELLANEOUS.
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         (a)      The Executive represents and warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would restrict or prohibit him from undertaking or performing employment in accordance with the terms and conditions of this Employment Agreement.


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         (b)      The provisions of this Employment Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions and any partially unenforceable provision, to the extent enforceable in any jurisdiction, nevertheless shall be binding and enforceable.

         (c) The rights and obligations of the Company under this Employment Agreement shall inure to the benefit of, and shall be binding on, the Company and its successors and assigns, and the rights and obligations (other than obligations to perform services) of the Executive under this Employment Agreement shall inure to the benefit of, and shall be binding upon, the Executive and his heirs, personal representatives and assigns.

         (d) Any notice to be given under this Employment Agreement shall be personally delivered in writing or shall have been deemed duly given when received after it is posted in the United States mail, postage prepaid, registered or certified, return receipt requested, and if mailed to the Company, shall be addressed to its principal place of business and if mailed to the Executive, shall be addressed to him at his home address last known on the records of the Company, or at such other address or addresses as either the Company or the Executive may hereafter designate in writing to the other. Notice by regular mail postage prepaid, shall be given at the same time the registered certified copy is mailed and shall be sufficient if not returned and the registered or certified copy is returned either refused or because not picked up.

         (e) The failure of either party to enforce any provision or provisions of this Employment Agreement shall not in any way be construed as a waiver of any such provision or provisions as to any future violations thereof, or prevent that party thereafter from enforcing each and every other provision of this Employment Agreement. The rights granted the parties herein are cumulative and the waiver of any single remedy shall not constitute a waiver of such party's right to assert all other legal remedies available to it under the circumstances.

         (f) This Employment Agreement supersedes all prior agreements and understandings between the parties and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing and signed by the party against whom the same is sought to be enforced.

         (g) This Employment Agreement (other than the statutory rights or indemnification which shall be under Delaware law) shall be governed by and construed according to the laws of the State of Maryland without giving effect to applicable conflicts of law provisions.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

TELKONET COMMUNICATIONS, INC.

By:    /s/ Robert P. Crabb
       ---------------------------
Name:  Robert P. Crabb
Title: Secretary


/s/ J. Gregory Fowler J.
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GREGORY FOWLER